UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 20, 2010

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2010, John P. Durkin, Chief Financial Officer of Maui Land & Pineapple Company, Inc. (the “Company”) tendered his resignation, effective immediately.

The Company appointed Tim T. Esaki (47) to the position of Chief Financial Officer, effective as of May 10, 2010.  Mr. Esaki has served as the Deputy Director of the Department of Public Works for the County of Hawaii since 2009.  From 2003 to 2009 he was Senior Vice President of Finance and Accounting for 1250 Oceanside Partners, the developer and operator of a 1,500-acre, master-planned, residential golf and country club community in Kona, Hawaii.  Mr. Esaki is a certified public accountant and served with Ernst & Young LLP for 13 years, specializing in hotel and resort operations, financial reporting, and management and business issues.

Material terms of the employment offer accepted by Mr. Esaki included an annual salary of $160,000, moving expense of $25,000, and incentives based on criteria and in amounts to be determined by the Compensation Committee of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: April 23, 2010	By:	/s/ WARREN H. HARUKI
Warren H. Haruki
Chairman of the Board